UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2020

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	MXL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2020 (the “Closing Date”), MaxLinear, Inc. (“MaxLinear”) entered into an Incremental Amendment No. 1 (the “Incremental Term Loan Amendment”), by and among MaxLinear, Exar Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear, MaxLinear Communications, LLC (f/k/a Entropic Communications, LLC), a Delaware limited liability company and a wholly-owned subsidiary of MaxLinear, MUFG Union Bank, N.A. (“MUFG"), Wells Fargo Bank, N.A., Citizens Bank, N.A., and BMO Harris Bank, N.A., as lenders, MUFG Bank, Ltd., as successor administrative agent, and MUFG, as successor collateral agent. The Incremental Term Loan Amendment amends that certain Credit Agreement, dated as of May 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Incremental Term Loan Amendment, the “Credit Agreement”), by and among MaxLinear, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as the prior administrative agent and the prior collateral agent.

The Incremental Term Loan Amendment provides for the incurrence by MaxLinear of a secured incremental term loan in an aggregate principal amount of $175,000,000 (the “Incremental Term Loan”). The incurrence of the Incremental Term Loan is permitted as an incremental loan under the Credit Agreement and is subject to the terms of the Credit Agreement and to additional terms set forth in the Incremental Term Loan Amendment. The Incremental Term Loan was fully funded on the Closing Date and matures on July 31, 2023 (the “Maturity Date”).

The proceeds of the Incremental Term Loan were used to finance the acquisition of Intel Corporation’s (“Intel”) Home Gateway Platform Division (the “Home Gateway Platform Division”) and related assets (the “Transferred Assets”), and to pay fees and expenses incurred in connection therewith. Any remaining but otherwise unused proceeds from the Incremental Term Loan will be used for general corporate purposes.

The Incremental Term Loan will initially bear interest, at MaxLinear’s option, at a rate equal to either (i) a base rate equal to the highest of (x) the federal funds rate, plus 0.50%, (y) the prime rate then in effect and (z) an adjusted LIBOR rate determined on the basis of a one-month interest period, plus 1.0% (collectively, the “Base Rate”), or (ii) an adjusted LIBOR rate, subject to a floor of 0.00% (the “LIBOR Rate”), in each case, plus an applicable margin of 4.25% in the case of LIBOR rate loans and 3.25% in the case of base rate loans. During any period during which MaxLinear (i) fails to maintain a public corporate rating from S&P that is equal to or higher than BB- and a public corporate rating from Moody’s that is equal to or higher than Ba3 or (ii) fails to maintain a total leverage ratio of 3.00:1.00 or less, the applicable margin will increase to 4.75% in the case of LIBOR Rate loans and 3.75% in the case of Base Rate loans. MaxLinear is also required to pay other customary fees and costs.

The Incremental Term Loan amortizes in quarterly installments of principal equal to (i) 1.25% of the original aggregate principal amount of the Incremental Term Loan on the last day of each of the first full fiscal quarters of MaxLinear following the Closing Date, (ii) 2.50% of the original aggregate principal amount of the Incremental Term Loan on the last day of each of the fifth through the eighth full fiscal quarters of MaxLinear after the Closing Date and (iii) 3.75% of the original aggregate principal amount of the Incremental Term Loan on the last day of each of the ninth through the eleventh full fiscal quarters of MaxLinear after the Closing Date. The remaining outstanding principal amount of the Incremental Term Loan is due on the Maturity Date.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with MaxLinear or MaxLinear’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Incremental Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to (a) the Incremental Term Loan Amendment, which is filed as Exhibit 99.1 hereto and incorporated by reference herein and (b) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by MaxLinear with the Securities and Exchange Commission on May 12, 2017, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

On July 31, 2020, MaxLinear and certain of its designated subsidiaries completed their acquisition of the Home Gateway Platform Division and certain identified transferred assets related to the Gateway Platform Division pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) with Intel, dated April 5, 2020, and related agreements. In connection with the closing of the transaction (the “Closing”), MaxLinear paid Intel and certain of its designated subsidiaries $150,000,000 in cash. Pursuant to the Purchase Agreement, Intel has retained, and will be obligated to indemnify MaxLinear for, certain liabilities, including but not limited to those relating to the Home Gateway Platform Division for pre-closing taxes and specified employment matters, and MaxLinear has assumed, and will indemnify Intel for, certain liabilities, including but not limited to those relating to the Home Gateway Platform Division and the Transferred Assets for certain pre-closing and post-closing actions, events and periods (including certain product-related liabilities for products sold prior to the Closing for up to a $25,000,000 cap), and specified employment matters.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as exhibit 2.1 to the Current Report on Form 8-K filed on April 6, 2020.

A copy of the Press Release announcing the Closing is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Abbreviated financial statements of Home Gateway Platform Division to be filed by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information

Unaudited abbreviated pro forma financial information to be filed by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.
(d) Exhibits

Exhibit	Description
99.1
Incremental Amendment No. 1, dated as of July 31, 2020, by and among MaxLinear, the guarantors party thereto, the lenders party thereto, MUFG Bank, Ltd., as administrative agent, and MUFG as collateral agent.

99.2	Press Release dated August 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2020	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

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